September 14, 2015 – 9:00am

AIR INDUSTRIES GROUP ANNOUNCES ACQUISITION OF MACHINERY AND INVENTORY TO PRODUCE LANDING GEAR FOR THE SIKORSKY BLACKHAWK UH-60 AND BOEING CHINOOK CH-47 HELICOPTERS

Acquisition expected to be immediately accretive to earnings

Hauppauge, NY-- (Marketwired – September 14, 2015) -- Air Industries Group (NYSE MKT: AIRI)

Air Industries announced today that it reached an agreement to acquire certain assets used to produce landing gear and landing gear components for the Sikorsky UH-60 Black Hawk and the Boeing CH -47 Chinook helicopters. The machining and assembly assets purchased were those used to produce landing gear components for both platforms. The inventory purchased included raw material (forgings), major components, and finished goods. The machining center and tooling purchased will be delivered fully programmed and operationally ready for the production of landing gear drag beams for the Black Hawk helicopter significantly minimizing the barriers to entry into these markets. These assets represent substantially all of the assets used by the seller for this product line.

Air Industries expects that the acquisition of these assets at attractive prices will be immediately accretive to earnings.

Mr. Daniel Godin, President  & CEO of Air Industries commented: “This transaction is the acquisition of a new production line enabling Air Industries to quickly enter a number of markets without the normal barriers of developing tooling, engineering and the delays inherent in acquiring long-lead time raw materials. This acquisition puts Air Industries in a strong competitive position to win new business in both the OEM and after-market segments for landing gear and gear components on these airframes. With this purchase and other additional contract wins, Air Industries now produces complete landing gear or components for the F-15, F-16, F-18 US Fighter Aircraft, the E2-D Naval Reconnaissance aircraft, the Blackhawk UH-60, and the Chinook CH-47Helicopters as well as the C-130 and other aircraft.”

For additional information, please call 631.881.4913 or by email to: ir@airindustriesgroup.com

ABOUT AIR INDUSTRIES GROUP

Air Industries Group (NYSE MKT: AIRI) is an integrated manufacturer of precision components and provider of supply chain services for the aerospace and defense industry. The Company has over 50 years of experience in the industry and has developed leading positions in several important markets that have significant barriers to entry. With embedded relationships with many leading aerospace and defense prime contractors, the Company designs and manufactures structural parts and assemblies that focus on flight safety, including landing gear, arresting gear, engine mounts and flight controls. Air Industries Group also provides sheet metal fabrication, tube bending, and welding services.

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's  regarding trends in the marketplace, the ability to realize projected EBITDA, firm backlog and projected backlog, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the ability to consummate contemplated acquisitions, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.